EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Neutron Enterprises, Inc. (the “Company”), on Form 10-QSB for the quarter ending June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), I, Paul Denommee, Secretary/Treasurer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 135)), that to my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul Denommee

Paul Denommee

Secretary/Treasurer

August 20, 2004